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                                                                   Exhibit 10.54

                              TERMINATION AGREEMENT
                              ---------------------

         This Termination Agreement ("Agreement") is entered into as of this 10th day of April, 2002 by and between Riggs & Co., a division of Riggs Bank N.A., as Trustee of the Multi Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18, ("Landlord"), and Integrated Information Systems, Inc. ("Tenant"), a Delaware corporation, in consideration of the mutual covenants contained herein and the benefits to be derived therefrom.

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant entered into a certain Lease (the "Lease") dated February 8, 2000, pursuant to which Landlord leased to Tenant certain premises containing approximately 7,090 square feet of space on the second (2nd) floor of a certain building located at 25 Corporate Drive, 500 Burlington Centre, Burlington, Massachusetts; and

         WHEREAS, Tenant desires to terminate the term of the Lease prior to the scheduled expiration date thereof; and

         WHEREAS, Landlord is willing to terminate the term of the Lease prior to the scheduled expiration date thereof, subject to the terms and conditions hereinafter set forth;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord and the Tenant agree as follows:

         1.       Defined Terms.
                  -------------

         Any capitalized terms used but not defined in this Agreement shall have the meaning assigned to them in the Lease.

         2.       Termination of Term of Lease.
                  ----------------------------

         Subject to Tenant's performance of its Surrender Obligations and payment in full in good funds of the Remaining Rent Payments and the Termination Fee (as such terms are hereinafter defined), the Lease Term shall be terminated effective as of the date of this Agreement (hereinafter, the "Effective Termination Date"). Upon such termination, the Landlord shall return to Tenant the letter of credit in the amount of Sixty-Nine Thousand One Hundred Ninety-Eight Dollars ($69,198.40) issued by Imperial Bank that the Landlord is holding as security under the Lease.


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         3.       Remaining Rent Payments.
                  -----------------------

         Base Rent and other charges due under the Lease shall be due and payable by the Tenant through, and shall be apportioned as of, the Effective Termination Date (collectively, the "Remaining Rent Payments").

         4.       Termination Fee.
                  ---------------

         In consideration of the early termination of the Lease Term and in addition to the Remaining Rent Payments, Tenant shall pay to Landlord a fee (the "Termination Fee") equal to Sixty-Nine Thousand One Hundred Ninety Eight and 40/100 Dollars ($69,198.40). The Termination Fee shall be due and payable in full upon the execution and delivery of this Agreement by the Tenant to the Landlord.

         5.       Surrender Obligations.
                  ---------------------

         On or prior to the Effective Termination Date, the Tenant shall surrender the Premises to the Landlord vacant and in broom clean condition and otherwise in compliance with the terms and conditions of the Lease (collectively, the "Surrender Obligations"). Without limiting such Surrender Obligations, on or prior to the Effective Termination Date the Tenant shall remove all of Tenant's personal property and shall repair any damage to the Premises caused by such removal, provided that Tenant may leave at the Premises those pieces of its furniture which Tenant has conveyed to Performix Technologies, Inc. ("Performix") and which Performix has accepted pursuant to a separate written agreement between Tenant and Performix.

         6.       Operating Expenses and Taxes.
                  ----------------------------

         Tenant acknowledges that Tenant's payments on account of Operating Expenses and Property Taxes for the Year in which the Effective Termination Date occurs (and possibly, for the immediately preceding Year) may be based upon estimated amounts of Operating Expenses and Property Taxes, respectively. At the time that the actual amount of Operating Expenses and Property Taxes, respectively, for such Year(s) are determined, either Tenant shall promptly pay any underpayment to Landlord or Landlord shall promptly refund any overpayment to Tenant.

         7        Release.
                  -------

         Tenant, for itself, its legal successors and assigns, its agents, servants and employees, and each of them, does hereby release and forever discharge the Landlord, Trammell Crow Company, the Property Manager, and their respective legal successors and assigns, shareholders, partners, agents, servants and employees (all of the foregoing, collectively, the "Landlord Parties"), of and from any and all claims, demands, damages, debts, liabilities, actions, and causes of action of every kind and nature whatsoever, whether now known or unknown, which Tenant ever had, now has or hereafter may have against the Landlord Parties or any of them, arising out of, based in whole or in part

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upon, or relating to, any act, omission, event, matter or thing occurring at any time up to the date of this Agreement; provided, however, that nothing in this Agreement is intended to release Landlord from its obligations to be performed hereafter under the Lease prior to the Effective Termination Date.

         8.       Lease Still in Effect.
                  ---------------------

         Except as modified hereby, all terms and conditions of the Lease shall remain in full force and effect until the Effective Termination Date, after which date neither Landlord nor Tenant shall have any further obligations to each other under the Lease, except for any provisions which by their terms survive the expiration or prior termination of the Lease Term.

         9.       No Affect on Other Leases.
                  -------------------------

         Except as provided in the following sentence, nothing contained herein shall in any way affect (a) that certain Lease (the "Building 400 Lease") dated May 4, 2000 between Landlord and Tenant pursuant to which Tenant has leased from Landlord approximately 8,822 rentable square feet of space (the "Building 400 Premises") on the first floor of a certain building located at 35 Corporate Drive, 400 Burlington Centre, Burlington, Massachusetts, or (b) any other lease, contract or agreement (other than the Lease) between Landlord and Tenant. Notwithstanding anything to the contrary contained in the Building 400 Lease, Tenant's Conduit (as defined in the Building 400 Lease) shall become property of the Landlord and Tenant shall have no further right to use Tenant's Conduit effective as of the earlier of (a) July 9, 2002 or (b) the date that Tenant's telecommunications provider has redirected Tenant's service directly to the Building 400 Premises.

         10.      Delivery of Draft of this Agreement Not an Offer.
                  ------------------------------------------------

         The submission of this Termination Agreement in a draft form to Tenant or its agent does not constitute an offer to Tenant to enter into this Agreement. This Termination Agreement shall have no force or effect until: (a) it is executed and delivered by Tenant to Landlord; and (b) it is executed and delivered by Landlord to Tenant.

         11       Entire Agreement.
                  ----------------

         This Termination Agreement represents the entire understanding of the parties hereto with respect to the subject matter hereof and there are no understandings or agreements between Landlord or Tenant relating to the Lease or the Premises not set forth herein. No party has relied on any representation, warranty, or understanding not set forth herein, wither oral or written, as an inducement to enter into this Agreement.

              THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.


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         12.      GOVERNING LAW.
                  -------------

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and is intended to take effect as a sealed instrument. Each party hereto submits to the jurisdiction of the courts of the Commonwealth of Massachusetts for all purposes related to this Agreement.

         EXECUTED as of the date first above written.


                                     TENANT:

                                     Integrated Information Systems, Inc.

                                     By:/s/ William A. Mahan
                                     Name: William A. Mahan
                                     Title: EVP & CFO
                                     Duly Authorized


                                     LANDLORD:

                                     Riggs & Co., a division
                                     of Riggs Bank N.A., as
                                     Trustee of the Multi-Employer
                                     Property Trust, a trust organized under
                                     12 C.F.R. Section 9.18

                                     By:/s/ Kathleen K. Spahr
                                     Name:  Kathleen K. Spahr
                                     Title: Managing Director
                                     Duly Authorized


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                             TENANT ACKNOWLEDGEMENT

State of Arizona    )
                    ) ss.
County of Maricopa  )

         On this 10th day of April, 2002, before me, a Notary Public in and for the State of Arizona personally appeared William A. Mahan, the Executive Vice President, Chief Financial Officer and Secretary of Integrated Information Systems, Inc., the Delaware corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that she/he was authorized to execute said instrument.

         In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                        Name:/s/ Penie Porter
                                        NOTARY PUBLIC in and for
                                        State of Arizona,
                                        residing at Tempe, Arizona
                                        My appointment expires: July 21, 2003

[NOTARIAL SEAL]


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                            LANDLORD ACKNOWLEDGEMENT

                           )
District of Columbia       ) ss.
                           )

         On this 16th day of April, 2002, before me personally appeared Kathleen
K. Spahr, to me known to be a Managing Director of Riggs & Co., a division of Riggs Bank N.A., the Trustee of the Multi-Employer Property Trust, the national banking association that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said national banking association as trustee, for the uses and purposes therein mentioned, and on oath stated that she was authorized to execute said instrument.

         In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                     Name: /s/ Jeanie Eckert
                                     NOTARY PUBLIC in and for the District of
                                     Columbia, residing at Woodbridge, Virginia
                                     My appointment expires: 9/30/2006


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